  EXHIBIT 8.1

300 North LaSalle Chicago, IL 60654 United States +1 312 862 2000 www.kirkland.com	Facsimile: +1 312 862 2200

May 5, 2022

World Omni Auto Leasing LLC World Omni LT 250 Jim Moran Boulevard Deerfield Beach, Florida 33442
Re:	World Omni Auto Leasing LLC World Omni LT Registration Statement on Form SF-3 (Nos. 333- and 333- )

Ladies and Gentlemen:

We have acted as special federal tax counsel to World Omni Auto Leasing LLC, a Delaware limited liability company (the “Depositor”), and World Omni LT, a Delaware statutory trust (collectively, the “Registrants”), in connection with the above-referenced Registration Statement (together with the exhibits and any amendments thereto and the form of prospectus described therein, the “Registration Statement”), filed by the Registrants with the Securities and Exchange Commission in connection with the registration by the Depositor of Asset Backed Notes (the “Notes”). The principal collateral for each series of Notes will be an exchange note (each, an “Exchange Note”) that will be issued by World Omni LT under an exchange note supplement to Collateral Agency Agreement (each, an “Exchange Note Supplement”) to be entered into under the Fourth Amended and Restated Collateral Agency Agreement, dated as of December 15, 2009, as amended (the “Collateral Agency Agreement”), each among World Omni LT, World Omni Lease Finance LLC, Auto Lease Finance LLC, AL Holding Corp., as closed-end collateral agent, the deal agent thereto and U.S. Bank National Association, as closed-end administrative agent.

The Registration Statement contains a prospectus (the “Prospectus”) pertaining to offerings by the Depositor of Notes issued by Trusts (as defined below). This opinion relates only to the Prospectus and the exhibits contained in the Registration Statement.

As described in the Prospectus, the Notes issued pursuant to the related prospectus will be issued in series. Each series of Notes will be issued by a Delaware statutory trust (each, a

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“Trust”) to be formed by the Depositor pursuant to a Trust Agreement (each, a “Trust Agreement”) between the Depositor and an Owner Trustee to be specified in the related prospectus. Each series of Notes issued by a Trust may include one or more classes of Notes. The Notes of any Trust will be issued pursuant to an Indenture (each, an “Indenture”) by and between such Trust and an Indenture Trustee to be specified in the related prospectus. The Asset-backed Certificates of any Trust will be issued pursuant to a Trust Agreement.

We are familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the Notes, and in order to express the opinion hereinafter stated, we have examined copies of the Registration Statement and, in each case as filed as an exhibit to or incorporated by reference in the Registration Statement, (i) the form of Indenture (including the form of Notes included as an exhibit thereto), (ii) the form of Trust Agreement (including the form of Certificate of Trust to be filed pursuant to the Delaware Statutory Trust Act included as an exhibit thereto), (iii) the form of Exchange Note Sale Agreement between Auto Lease Finance LLC and the Depositor, (iv) the form of Exchange Note Transfer Agreement between the Depositor and the related Trust, (v) the form of Exchange Note Servicing Supplement to Closed-End Servicing Agreement among World Omni Financial Corp., as servicer, World Omni LT and AL Holding Corp., (vi) the Collateral Agency Agreement and the form of Exchange Note Supplement (including the form of Exchange Notes included as an exhibit to the Exchange Note Supplement) and (vii) the form of Administration Agreement among the related Trust, the related Indenture Trustee and World Omni Financial Corp., as administrator (collectively, the documents described in the foregoing clauses (i) through (vii) are referred to herein as the “Operative Documents”). We have examined such other documents and such matters of law, including the form of Underwriting Agreement to be executed by the Depositor, World Omni Financial Corp. and the representatives of the several underwriters to be parties thereto, as filed as an exhibit to the Registration Statement, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.

The opinion set forth in this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the “IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein. Moreover, the statutory provisions, regulations, interpretations and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion will not be taken by the IRS. Our opinion is in no way binding on the IRS or any court, and it is possible that the IRS or a court could, when presented with these facts, reach a different conclusion. In rendering such opinion, we have assumed that the Trust formed pursuant to the

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relevant Trust Agreement will be operated in accordance with the terms of the Operative Documents.

Based on the foregoing and assuming that the Operative Documents with respect to each series of Notes are duly authorized, executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, to the extent that the discussions presented in the Prospectus under the captions “Summary of Terms—Tax Status” and “Material U.S. Federal Income Tax Consequences” expressly state our opinion, or state that our opinion has been or will be provided as to any series of Notes, we hereby confirm and adopt such opinions herein. We also note that the Prospectus and the Operative Documents do not relate to a specific transaction. Accordingly, the above-referenced description of U.S. federal income tax consequences may require modification in the context of an actual transaction. There can be no assurance, however, that the conclusions of U.S. federal tax law presented therein will not be successfully challenged by the IRS or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

Except for the opinions expressed above, we express no opinion as to any other tax consequences of the transaction to any party under federal, state, local or foreign laws. In addition, we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein. This letter is limited to the specific issues addressed herein and the opinions rendered above are limited in all respects to laws and facts existing on the date hereof. By rendering these opinions, we do not undertake to advise you with respect to any other matter or of any change in such laws or facts or in the interpretations of such laws which may occur after the date hereof or as to any future action that may become necessary to maintain the character of any offered Notes as described in the Registration Statement or to maintain the relevant trust as an entity that will not be taxable as an association (or publicly traded partnership), in either case, taxable as a corporation for U.S. federal income tax purposes.

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We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to our firm in the Prospectus included in the Registration Statement under the captions “Summary of Terms—Tax Status”, “Material U.S. Federal Income Tax Consequences” and “Legal Matters”. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS LLP